                                                                   EXHIBIT 10.22

                             RETURN.COM ONLINE, LLC

                               OPERATING AGREEMENT

                                   DATED AS OF

                                DECEMBER 28, 2000

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
ARTICLE I GENERAL...............................................................................................      2

                       1.1    Formation; Members................................................................      2
                       1.2    Name..............................................................................      2
                       1.3    Management........................................................................      2
                       1.4    Purposes of the Company...........................................................      2
                       1.5    Offices...........................................................................      2
                       1.6    Term..............................................................................      2

ARTICLE II AUTHORIZED SHARES, SHARE CERTIFICATES; STATUS OF HOLDERS.............................................      2

                       2.1    Shares............................................................................      2
                       2.2    Share Certificates; Legend........................................................      3
                       2.3    Share Register; Registration of Transfer..........................................      4
                       2.4    Record Date.......................................................................      4
                       2.5    Status of Shares Purchased by Company.............................................      4
                       2.6    Company Option Plan...............................................................      4

ARTICLE III CAPITAL CONTRIBUTIONS AND LOANS.....................................................................      4

                       3.1    Initial Capital Contributions; Issuance of Shares.................................      4
                       3.2    Intentionally Left Blank..........................................................      5
                       3.3    Obligation to Make Capital Contributions..........................................      5
                       3.4    No Interest on Contributions......................................................      5
                       3.5    Loans to or by Members............................................................      5

ARTICLE IV DISTRIBUTIONS........................................................................................      6

                       4.1    Distributions of Available Cash...................................................      6
                       4.2    No Other Distributions............................................................      6
                       4.3    Distributions upon Dissolution....................................................      6
                       4.4    Withholding from Distributions....................................................      6

ARTICLE V MANAGERS..............................................................................................      6

                       5.1    Number, Tenure, and Qualifications................................................      6
                       5.2    Manner of Action; Quorum..........................................................      7
                       5.3    Meetings..........................................................................      7
                       5.4    Action in Lieu of Meeting.........................................................      8
                       5.5    Powers of Managers................................................................      8
                       5.6    Limitations on Authority of Managers and Officers.................................      8
                       5.7    Compensation of Managers; Expenses................................................     10


                                       i


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
ARTICLE VI OFFICERS.............................................................................................     10

                       6.1    Number...........................................................................      10
                       6.2    Compensation.....................................................................      10
                       6.3    Term of Office...................................................................      10
                       6.4    Removal..........................................................................      10
                       6.5    Vacancies........................................................................      10
                       6.6    Powers...........................................................................      11

ARTICLE VII POWERS, RIGHTS, AND LIABILITIES OF MEMBERS AND HOLDERS.............................................      12

                       7.1    Management.......................................................................      12
                       7.2    No Withdrawals...................................................................      12
                       7.3    Failure to Deliver Shares to the Company.........................................      12

ARTICLE VIII MEETINGS OF MEMBERS; VOTING.......................................................................      13

                       8.1    Annual Meeting...................................................................      13
                       8.2    Special Meetings.................................................................      13
                       8.3    Place of Meetings................................................................      13
                       8.4    Notice of Meetings...............................................................      13
                       8.5    Meeting of All Members...........................................................      13
                       8.6    Quorum...........................................................................      13
                       8.7    Manner of Acting.................................................................      14
                       8.8    Proxies..........................................................................      14
                       8.9    Action by Members without a Meeting..............................................      14
                       8.10   Waiver of Notice.................................................................      14
                       8.11   Meeting by Telephone; Action by Consent..........................................      14

ARTICLE IX TRANSFER AND ASSIGNMENT OF SHARES...................................................................      15

                       9.1    General Prohibition..............................................................      15
                       9.2    Permitted Transfers..............................................................      15
                       9.3    Right of First Refusal...........................................................      15
                       9.4    Right of Co-Sale.................................................................      19
                       9.5    Admission As A Member............................................................      19
                       9.6    Non-Member Transferee............................................................      20
                       9.7    Unauthorized Transfer............................................................      20
                       9.8    Binding on Transferees...........................................................      20
                       9.9    Agreement of the Company.........................................................      21

ARTICLE X ACCOUNTING, BOOKS AND RECORDS........................................................................      21

                       10.1    Accounting Methods; Fiscal Year.................................................      21
                       10.2    Books and Records...............................................................      21
                       10.3    Financial Reports and Tax Returns...............................................      21
                       10.4    General Information.............................................................      21
                       10.5    Tax Matters Partner.............................................................      22
                       10.6    Adjustment of Tax Basis.........................................................      22


                                       ii

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
ARTICLE XI CAPITAL ACCOUNT MAINTENANCE.........................................................................      22

                       11.1    Maintenance of Capital Accounts.................................................      22
                       11.2    Allocation of Profits and Losses................................................      22
                       11.3    Substitute Allocations..........................................................      22
                       11.4    Tax Items; Contributed and Revalued Property....................................      23

ARTICLE XII DISSOCIATION OF MEMBERS............................................................................      23

                       12.1    Effect of Dissociation..........................................................      23
                       12.2    Dissociation....................................................................      24


ARTICLE XIII DISSOLUTION OF COMPANY............................................................................      24

                       13.1    Events of Dissolution...........................................................      24
                       13.2    No Action for Dissolution.......................................................      24


ARTICLE XIV LIQUIDATION OF COMPANY.............................................................................      24

                       14.1    Liquidation.....................................................................      24
                       14.2    No Further Claim................................................................      25


ARTICLE XV DEFINITIONS.........................................................................................      25

                       15.1    Definitions In General..........................................................      25
                       15.2    Certain Definitions.............................................................      25


ARTICLE XVI MISCELLANEOUS......................................................................................      31

                       16.1    Applicable Law..................................................................      31
                       16.2    Dispute Resolution..............................................................      31
                       16.3    Notices.........................................................................      31
                       16.4    Entire Agreement................................................................      32
                       16.5    No Partnership..................................................................      32
                       16.6    Creditors Not Benefited.........................................................      32
                       16.7    Severability....................................................................      32
                       16.8    Successors......................................................................      33
                       16.9    Counterparts....................................................................      33
                       16.10   Section Headings................................................................      33
                       16.11   Time............................................................................      33
                       16.12   Usage...........................................................................      33
                       16.13   Consent.........................................................................      33
                       16.14   Waiver..........................................................................      33
                       16.15   Specific Performance............................................................      33


                                      iii

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
                  Exhibit A         Capital Contributions; Shares Issued
                  Exhibit B         Form of Share Certificate
                  Exhibit C         Elected Corporate Officers


                                     iv

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                             RETURN.COM ONLINE, LLC

                               OPERATING AGREEMENT

         THIS OPERATING AGREEMENT (this "AGREEMENT") is made and entered into as of the 28th day of December, 2000 by and among those persons identified on EXHIBIT A who execute and deliver this Agreement together with any Person who shall hereafter be admitted as a Member pursuant to SECTION 9.5.

                                  WITNESSETH:

         WHEREAS, Innotrac previously formed RETURN.COM ONLINE, INC., a Georgia corporation (the "CORPORATION") for the purpose of engaging in the business of handling product returns for e-commerce companies, retailers and catalog houses (the "COMPANY'S BUSINESS", ARTICLE XV sets forth the definitions of certain capitalized terms used in this Agreement and not defined elsewhere in this Agreement); and

         WHEREAS, MBE and Innotrac formed a strategic relationship with respect to the ownership, operation and management of the Corporation; and

         WHEREAS, as part of such strategic relationship, MBE acquired issued and outstanding capital stock of the Corporation and warrants to purchase such capital stock; and

         WHEREAS, in connection with forming the Corporation, MBE and Innotrac entered into a Shareholders Agreement dated as of May 16, 2000; and

         WHEREAS, the Corporation elected pursuant to ss. 14-11-212 of the Georgia Limited Liability Company Act O.C.G.A. ss. 14-11-100, et seq. (the "ACT") to become a limited liability company (the "CONVERSION"); and

         WHEREAS, the parties hereto desire to agree to the operation of the company described herein (the "COMPANY") pursuant to ss. 14-11-100, et seq. of the Act; and

         WHEREAS, it is the intent of the parties that this Agreement reflect substantially all of the substantive terms and conditions contained in the aforesaid Shareholders Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                                    ARTICLE I
                                     GENERAL

         1.1 FORMATION; MEMBERS. The Members acknowledge that the Company was formed as a Georgia limited liability company on the date of this Agreement pursuant to the Conversion and by the filing of the articles of organization (the "ARTICLES") pursuant to the Act. Those persons identified on EXHIBIT A on whose behalf this Agreement is executed, together with all Persons who are hereafter admitted as a Member pursuant to SECTION 9.5, shall constitute the members of the Company pursuant to the Act (collectively, "MEMBERS").

         1.2 NAME. The name of the Company is RETURN.COM ONLINE, LLC, and the business of the Company shall be conducted under the Company name unless the Managers change the Company's name or implement a different trade name for the business of the Company.

         1.3 MANAGEMENT. The full and entire management of the business and affairs of the Company is vested in a group of individuals determined from time to time as provided in ARTICLE V (the "MANAGERS"), except as such authority may be delegated, by this Agreement or by action of the Managers, to the officers described in ARTICLE VI. All of the powers that the Company may exercise or perform may be performed by the Managers, except as such powers may be delegated to an officer described in ARTICLE VI. Except for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of applicable law, the Managers (or, by delegation, the officers of the Company) shall have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company's business.

         1.4 PURPOSES OF THE COMPANY. The purposes of the Company are to engage in any activity lawfully conducted by a limited liability company pursuant to the Act.

         1.5 OFFICES. The initial principal office of the Company is located at 6655 Sugarloaf Parkway, Duluth, Georgia 30097. The Company's initial registered office in the State of Georgia is located at 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309 and the Company's initial registered agent at such address is Jan M. Davidson. The Managers may designate a different principal office, registered office, or registered agent for the Company. The Company may have additional offices at such other places as the Managers shall deem advisable.

         1.6 TERM. The Company commenced on the date of the filing of the Articles and shall continue until dissolved as hereinafter provided.

                                   ARTICLE II
            AUTHORIZED SHARES, SHARE CERTIFICATES; STATUS OF HOLDERS

         2.1 SHARES. (a) All interests in the Company, including a Member's distributive share of the capital, profits, and losses of the Company and the right to receive distributions of property of the Company, shall be as set forth in this Agreement. All such interests shall, for certain purposes as indicated in this Agreement, be represented by units (each such unit being referred to herein as a "SHARE" and collectively as the "SHARES"). The Company may issue a maximum number of ONE HUNDRED TWENTY MILLION (120,000,000) Shares; provided, however, that Members holding seventy-five percent (75%) of the Shares held by Members may at any time increase the maximum number of Shares that may be issued by the Company.

         (b) Each outstanding share of common stock in the Corporation shall be converted, pursuant to the Conversion, into one Share of the Company, and each outstanding option for or security convertible into common stock of the Corporation shall be converted into the right to receive the same number of Shares of the Company.

         2.2 SHARE CERTIFICATES; LEGEND. (a) The Company shall evidence all interests in the Company by numbered Share certificates in the form of EXHIBIT B to this Agreement or such other form as the Managers shall approve, signed by the President, and attested by the Secretary, of the Company.

         (b) Each certificate representing any Shares now or hereinafter issued to or acquired by any Member or any transferee, successor or assign of any Member, shall bear the following or comparable legends, appropriately completed as to date, together with any other legends required under applicable law (and the Members agree to the restrictions referred to therein):

         "THE INTERESTS (THE "SHARES") IN RETURN.COM ONLINE, LLC (THE "COMPANY") HAVE NOT BEEN REGISTERED UNDER THE GEORGIA
         SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT"), IN RELIANCE UPON THE EXEMPTION PROVIDED BY O.C.G.A. ss. 10-5-9(13), UNDER ANY OTHER STATE SECURITIES LAWS (THE "STATE LAWS"), OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY
         NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE OF ANY
         SHARES BE RECOGNIZED BY THE COMPANY AS HAVING ANY INTEREST IN THE COMPANY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE FEDERAL ACT,
         THE GEORGIA ACT, AND ANY APPLICABLE STATE LAWS OR AN OPINION
         OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY
         TO THE COMPANY, THAT NO SUCH REGISTRATION IS REQUIRED.

         THE TRANSFER OF SHARES IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN RETURN.COM ONLINE, LLC OPERATING
         AGREEMENT DATED DECEMBER 28, 2000, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY PURPORTED
         TRANSFER OF SHARES

         NOT EXPRESSLY PERMITTED BY THE OPERATING AGREEMENT WILL NOT BE RECOGNIZED BY THE COMPANY, NOR WILL ANY ASSIGNEE OR
         TRANSFEREE OF ALL OR ANY SHARES BE RECOGNIZED AS HAVING ANY INTEREST IN THE COMPANY."

         2.3 SHARE REGISTER; REGISTRATION OF TRANSFER. (a) The Company shall keep at its principal office a register for the registration of, and registration of transfers of Shares. The name and address of each holder of one or more Shares, each transfer thereof, and the name and address of each transferee of one or more Shares shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Share shall be registered (each a "HOLDER") shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

         (b) Subject to the limitations on the transfer of Shares set forth in ARTICLE 2.4, the Company shall reflect transfers of Shares on the Share register of the Company by the transferring Member in person or by power of attorney, upon surrender of the old certificate evidencing the Shares to be transferred, duly assigned to the transferee, and only upon compliance with the provisions of this Operating Agreement.

         2.4 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Holders entitled to receive payment of any distribution, or in order to make a determination of Members or Holders for any other purpose, the date set by the Managers or the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members or Holders. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this SECTION 2.5, such determination shall apply to any adjournment of such meeting.

         2.5 STATUS OF SHARES PURCHASED BY COMPANY. Shares acquired by the Company pursuant hereto shall not be outstanding and shall become authorized and unissued Shares.

         2.6 COMPANY OPTION PLAN. The Company shall reserve 6,666,667 Shares for issuance to employees and consultants of the Company holding options (the "OPTIONS") in connection with the Company's 2000 Share Option Plan. The Options shall be governed by the terms of such Plan (and any individual award agreement), and upon the exercise of an Option, the employee shall become a Holder, but shall not be admitted as a Member unless and until the employee complies with the provisions of SECTION 9.5(A) and SECTION 9.5(B).

                                  ARTICLE III
                         CAPITAL CONTRIBUTIONS AND LOANS

         3.1 INITIAL CAPITAL CONTRIBUTIONS; ISSUANCE OF SHARES. The Members acknowledge that as a result of the Conversion, the parties are deemed to have made a capital contribution equal to their proportionate share of the assets of the Corporation immediately prior to the Conversion. As a result, Innotrac's deemed capital contribution as a result of the

Conversion is equal to $6,736,000 and MBE's deemed capital contribution as a result of the Conversion is equal to $1,122,666.50. In addition, contemporaneously with the execution of this Agreement, MBE is making a capital contribution of $3,368,000, pursuant to an exercise of a Corporation warrant granted on May 16, 2000 to MBE for an aggregate of 10,000,000 shares of common stock of the Corporation (which shares of Common Stock are converted one-for-one into Shares pursuant to this Agreement) (the "WARRANT"). The exercise price per share under the Warrant is hereby amended to become $0.3368. In consideration of the issuance of the shares underlying the Warrant, MBE has issued to the Company that certain Promissory Note dated the date of this Agreement in the principal amount of $3,368,000 (the "NOTE"), secured, pursuant to the Pledge Agreement of the same date, by the 10,000,000 Shares issued under the Warrant. The Company has issued the Shares to each of Innotrac and MBE as set forth on Exhibit A in consideration for such Capital Contributions. Innotrac agrees to contribute an additional $3,000,000 to the Company when a majority of the Board of Directors deems it necessary and appropriate.

         3.2 INTENTIONALLY LEFT BLANK.3.3 OBLIGATION TO MAKE CAPITAL CONTRIBUTIONS. No Member shall have any obligation to make any contributions to the capital of the Company, purchase additional Shares or otherwise invest any funds in the Company. From time to time the Initial Members may make contributions to the capital of the Company in addition to those provided for above if and to the extent they so desire, and if the Managers determine that such additional capital contributions are necessary or appropriate in connection with the conduct of the Company's Business (including without limitation, expansion or diversification). In such event, the Initial Members shall have the opportunity (but not the obligation) to participate in such additional capital contributions on a pro rata basis in accordance with the number of Shares held of record by the Initial Members.

         3.4 NO INTEREST ON CONTRIBUTIONS. No Member shall have any right or entitlement to receive interest on any Capital Contribution.

         3.5      LOANS TO OR BY MEMBERS. Subject to the other terms of this
Agreement:

         (a) In the event that the Managers determine that the Company requires funds in excess of amounts available on hand and amounts expected to be received from operations, the Company may borrow such funds from any Person, including one or more of the Members, as the Managers shall determine in their sole discretion; provided, however, that if the Managers borrow such funds from one or more of the Members, all Members shall have the opportunity (but not the obligation) to participate in such loans on a pro rata basis according to the number of Shares held of record by the Members.

         (b) In connection with the management and operation of the Company for the purposes authorized hereunder, the Company shall borrow money from any Member. Any such loan shall bear interest at a commercially reasonable rate. The Company shall pay all principal and interest of the loan payable pursuant to the terms thereof before making any distribution to the Members under the provisions of this Agreement. If any funds are available for payment of amounts due pursuant to loans from Members, but such funds are not adequate to pay all such amounts due in full, payment shall be made pro rata according to the respective amounts due (including both principal and interest) on all Member loans. Except as otherwise provided in this

Agreement, any Member who lends money to the Company hereunder shall be deemed a general creditor of the Company and not a Member for the purpose of paying principal and interest of any such loan.

         (c) The Company shall not make loans or advances to Members or Managers except upon commercially reasonable terms and approved by the Managers.

                                   ARTICLE IV
                                  DISTRIBUTIONS

         4.1 DISTRIBUTIONS OF AVAILABLE CASH. At such time as shall be determined by the Managers in their sole and absolute discretion, the Company shall distribute any Available Cash to the Holders in proportion to their respective Percentage Interests.

         4.2 NO OTHER DISTRIBUTIONS. Prior to the dissolution of the Company, the Company shall not distribute property other than Available Cash to any Holders unless such distribution is approved by all Members.

         4.3 DISTRIBUTIONS UPON DISSOLUTION. Upon the dissolution of the Company, the Company shall distribute its assets, including the proceeds from the liquidation of its assets pursuant to SECTION 14.1, after payment or provision for amounts described in SECTION 14.1(I) and SECTION 14.1(II), to the Holders in proportion to their respective Percentage Interests.

         4.4 WITHHOLDING FROM DISTRIBUTIONS. The Company may withhold from distributions or with respect to allocations and pay over to any federal, state, or local government any amount required to be withheld pursuant to the Code or any provision of any other federal, state, or local law and may allocate any such amounts among the Holders in any manner that is in accordance with applicable law. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or to the Holders shall be treated as amounts distributed to the Holders pursuant to this ARTICLE IV for all purposes of the Agreement.

                                    ARTICLE V
                                    MANAGERS

         5.1 NUMBER, TENURE, AND QUALIFICATIONS. (a) The business affairs of the Company shall be managed and conducted by its Managers subject to the provisions of this Agreement.

         (b) The Company shall initially have five (5) Managers. Each of Innotrac and MBE shall have the right to designate and have elected two Managers, and to remove the Managers designated by it at any time, with or without cause, but only for so long as such Member is the registered owner of at least 25% of the Shares; provided, however, that MBE shall have such right through June 30, 2001, despite it being at any such time through such date the registered owner of less than 25% of the Shares. For so long as each of Innotrac and MBE is the registered owner of at least 10% of the Shares, the fifth member of the Managers, who may be an employee of the Company, (the "OUTSIDE MANAGER") will be designated, and may be removed at any time, with or without cause, by mutual agreement of Innotrac and MBE. On and after

January 1, 2001, if Innotrac or MBE is the registered owner of 10% or more of the Shares but less than 25% of the Shares, such Member shall have the right to designate and have elected only one member of the Managers, and to remove the Manager designated by it at any time, with or without cause. Promptly after July 1, 2001, if MBE is not the record owner of 25% or more of the Shares, MBE will determine which of the two Managers nominated by it will be removed from the Managers, and will cause that person to resign or be removed from the Board. If Innotrac or MBE is the registered owner of less than 10% of the Shares, such Member will not have the right to designate or have elected any members of the Managers under this Agreement; provided, however, if MBE is the registered owner of 5% of the Shares and MBE's exclusivity obligations are in effect under
SECTION 15 of that certain Services and Marketing Agreement between MBE and the Company dated July 7, 2000, MBE shall have the right to designate and elect one Manager and jointly designate with Innotrac the Outside Manager, until MBE owns less than 5% of the Shares or such exclusivity obligations terminate. If any member of the Managers designated by Innotrac or MBE resigns, is removed, dies or is unable or unwilling to serve as a Manager of the Company, then the Member who designated such member shall have the sole right to appoint a successor Manager, provided that the Member who designated the member still has the right to appoint such Manager under this SECTION 5.1. If the Outside Manager resigns, is removed, dies or is unable or unwilling to serve as a Manager of the Company, then Innotrac and MBE shall appoint a successor Manager by mutual agreement, provided that each of Innotrac and MBE is the registered owner of at least 10% of the Shares. Each Member agrees to vote its Shares or to take any other action reasonably necessary or convenient to give effect to the provisions of this
SECTION 5.1.

         (c) Subject to SECTION 5.6 of this Agreement, the Members may change by resolution the number of the Managers.

         (d) Managers may, but need not be, residents of the State of Georgia and/or Members of the Company.

         5.2 MANNER OF ACTION; QUORUM. The Managers may not take any action permitted to be taken by the Managers unless the Managers act at any regular or special meeting held in accordance with SECTION 5.3 or by unanimous written consent in accordance with SECTION 5.4. A majority of the Managers shall constitute a quorum for the transaction of business at any meeting. All resolutions adopted and all business transacted by the Managers shall require the affirmative vote of a majority of the Managers present at the meeting.

         5.3 MEETINGS. (a) The Managers shall meet annually, without notice, following the annual meeting of the Members. The Managers may set any number of regular meetings by resolution. No notice need be given for any annual or regular meeting of the Managers.

         (b) The Chairman or any two Managers may call at any time a special meeting of the Managers, on five days' written notice to each Manager, which notice shall specify the time and place of the meeting. Managers may waive notice of any such meeting by an instrument in writing executed before or after the meeting.

         (c) Managers may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

         5.4 ACTION IN LIEU OF MEETING. Any action to be taken at a meeting of the Managers, or any action that may be taken at a meeting of the Managers, may be taken without a meeting if all of the Managers sign a consent in writing, setting forth the action so taken, and if the Managers have complied with any further requirements of law pertaining to such consents.

         5.5 POWERS OF MANAGERS. With respect to the Company's assets, affairs and operations, the Managers shall have rights, powers, and authority to carry out all actions on behalf of the Company, except as such rights, powers, and authority may be delegated, by this Agreement or by action of the Managers, to the officers of the Company pursuant to ARTICLE VI and subject to any approval of the Members required by SECTION 5.6, SECTION 5.7, or the Act. Without limiting the generality of the foregoing, the Managers shall have the authority to elect officers of the Company, who may but need not be Members, and to delegate executive responsibility among the officers in a manner consistent with this Agreement. Unless authorized by the Managers or this Agreement, no Manager, attorney in fact, employee, or other agent of the Company, and no Member, acting in its capacity as a Member, shall have any power or authority to act on behalf of or bind the Company in any manner.

         5.6 LIMITATIONS ON AUTHORITY OF MANAGERS AND OFFICERS. (a) Notwithstanding anything to the contrary set forth in this Agreement, without the consent of Members holding at least 75% of the Shares, neither the Managers nor any officer or other agent of the Company shall have any authority to:

                  (i) Make any material change in the Company's Business, including the commencement of any business venture by the Company that is not substantially similar to the Company's Business immediately prior to the proposed commencement of the business venture;

                  (ii) Enter into any transaction or series of transactions within a fiscal year with any of the Members or any of their respective Affiliates with consideration between such Member or Affiliate and the Company in excess of $60,000, other than the transactions contemplated in the Services Agreements;

                  (iii) Liquidate, dissolve or wind up the affairs, or adopt any plan for the liquidation, dissolution or winding up of the affairs, of the Company;

                  (iv) Commence any voluntary proceeding for bankruptcy under the United States Bankruptcy Code;

                  (v) Pay make any distribution to any Member, or repurchase or redeem the Shares of any Member (except in accordance with the right of first refusal provisions set forth in SECTION 9.3);

                  (vi) Acquire any equity interest in any Person, lend any money to any Person or otherwise make an investment in any Person;

                  (vii) Acquire all or substantially all of the assets of any Person;

                  (viii) Merge or consolidate the Company with any Person, enter into a recapitalization, or adopt any plan of share exchange involving the Company pursuant to the Act or any similar laws of any other jurisdiction;

                  (ix)     Alter or amend the Operating Agreement;

                  (x) Sell all or substantially all of the assets of the Company;

                  (xi) Issue options to purchase Shares of the Company to a Member, any of its Affiliates or the employees of a Member or any of such Member's Affiliates; provided that amendments or new agreements to reflect the conversion of the prior grants of Corporation options to acquire 4,400,000 shares of the Corporation's Common Stock to Company Shares issued to Innotrac and MBE and its Affiliates or its employees promptly shall not require approval under this Section;

                  (xii)    Increase or decrease the number of Managers;

                  (xiii) Issue Shares or instruments convertible into Shares to any Person in amounts equal to or greater than 5% of the then outstanding Shares;

                  (xiv) Incur debt in excess of 25% of the capital contributed to the Company; or

                  (xv) Amend the Services Agreements in any material respect.

         (b) Prior to June 30, 2001, the parties agree that if any action set forth in SECTION 5.6(A) will be considered by the Members, the party requesting that the action be considered will provide 30 days' written notice to the other party.

         (c) Each Member agrees to vote all Shares owned or controlled by it, execute and deliver such documents, take such further actions, and otherwise use its best efforts to cause the Managers to vote in such a manner as may be necessary or desirable to carry out the purposes and intent of this Section.

         (d) Notwithstanding anything to the contrary set forth in this Agreement, without the written consent or ratification of the specific act by Members holding a majority of the Shares held by Members, neither the Managers nor any officer or other agent of the Company shall have any authority to authorize Shares above the number of Shares authorized in this Agreement or issue Shares to the extent that such issuance would cause the number of outstanding Shares to exceed the number of Shares then authorized.

         (e) As soon as practicable after the date hereof, the Company shall prepare, or cause to be prepared, with input and assistance from the Members, an annual budget for the Company's first fiscal year, which shall be approved by a majority of the Managers. With respect to each following fiscal year, the Company shall prepare, or cause to be prepared, with input and assistance from the Members, a proposed annual budget for such fiscal year, and shall present such proposed annual budget to the Managers for approval. Any proposed annual budget approved by a majority of the Managers shall constitute the annual budget for the fiscal year to which such annual budget relates. If the Managers fail to approve all or any part of the proposed annual budget for any fiscal year, the annual budget in effect for the prior fiscal year shall remain in effect until the approves a new annual budget with respect to a fiscal year. Each annual budget shall include the costs and expenses anticipated to be incurred by the Members for or on behalf of the Company during such fiscal year, including costs and expenses to be incurred by the Company under the Services and Marketing Agreement by and between the Company and MBE dated July 7, 2000 and the Services Agreement by and between the Company and Innotrac, dated July 7, 2000, (collectively, the "SERVICES AGREEMENTS").

         5.7 COMPENSATION OF MANAGERS; EXPENSES. The Managers shall not receive any fees or salaries or other compensation for their service as a Manager other than the Outside Manager (but only if the Outside Manager is not also an employee of the Company), but shall be reimbursed for reasonable expenses of travel and lodging associated with meetings of the Managers, including committee meetings.

                                   ARTICLE VI
                                    OFFICERS

         6.1 NUMBER. The officers of the Company shall be chosen by the Managers. The Managers may choose a chairman of the board, chief executive officer, president, one or more vice-presidents, a secretary, assistant secretaries and assistant treasurers. The Managers may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers.

         6.2 COMPENSATION. The salaries of all officers and agents of the Company shall be fixed by the Managers or a committee or officer appointed by the Managers.

         6.3 TERM OF OFFICE. Unless otherwise provided by resolution of the Managers, the principal officers shall be chosen annually by the Managers at the first meeting of the Managers following the annual meeting of Managers of the Company, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

         6.4 REMOVAL. Any officer may be removed from office at any time, with or without cause, by the Managers whenever in its judgment the best interest of the Company will be served thereby, or if appointed at the authorization of the Managers, by a senior officer at any time, with or without cause, whenever in the officer's judgment the best interest of the Company will be served thereby.

         6.5 VACANCIES. Any vacancy in an office resulting from any cause may be filled by the Managers.

         6.6 POWERS. Except as hereinafter provided, the officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Managers.

         (a) (Chairman of the Board. The chairman of the board (if there be one) shall preside at and serve as chairman of meetings of the Managers. The chairman of the board shall perform other duties and have other authority as may from time to time be delegated by the Managers.

         (b) Chief Executive Officer. The chief executive officer shall be charged with the general and active management of the Company, shall see that all orders and resolutions of the Managers are carried into effect, shall have the authority to select and appoint employees and agents of the Company, and shall, in the absence or disability of the chairman of the board, perform the duties and exercise the powers of the chairman of the board. The chief executive officer shall also be responsible for the development, establishment, and implementation of the policy and strategic initiatives for the Company. The chief executive officer shall perform any other duties and have any other authority as may be delegated from time to time by the Managers, and shall be subject to the limitations fixed from time to time by the Managers.

         (c) President. If there shall be no separate chief executive officer of the Company, then the president shall be the chief executive officer of the Company, with the duties and authority provided in SECTION 6.6(B). The president shall otherwise be the chief operating officer of the Company and shall, consistent with the authority otherwise conferred upon the chief executive officer in SECTION 6.6(B), have responsibility for the conduct and general supervision of the business operations of the Company, including without limitation responsibility for the direction, supervision, and coordination of the activities of all operating subsidiaries and other business units of the Company. The president shall perform such other duties and have such other authority as may from time to time be delegated by the Managers. In the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer.

         (d) Vice President. The vice president (if there be one) shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, whether the duties and powers are specified in this Agreement or otherwise. If the Company has more than one vice president, the one designated by the Managers shall act in the event of the absence or disability of the president. Vice presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Managers, the chief executive officer, or the president.

         (e) Secretary. The secretary shall attend all meetings of the Managers and record all the proceedings of the meetings of the Company and of the Managers in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Managers and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Managers may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

         (f) Assistant Secretary. The assistant secretary or if there be more than one, the assistant secretaries in the order determined by the Managers (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

         (g) Treasurer. The treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers. He shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the president and the Managers, at its regular meetings, or when the Managers so requires, an account of all his transactions as treasurer and of the financial condition of the Company. If required by the Managers, he shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Managers for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under this control belonging to the Company.

                                  ARTICLE VII
             POWERS, RIGHTS, AND LIABILITIES OF MEMBERS AND HOLDERS

         7.1 MANAGEMENT. Except as expressly set forth in this Agreement, no Holder shall take part in, or interfere in any manner with, the conduct or control of the Company's Business and no Holder shall have any right or authority to act or sign for, or to obligate the Company, but a Member shall have all other rights of a "member" required pursuant to the Act.

         7.2 NO WITHDRAWALS. No Holder shall at any time be entitled to withdraw any capital of the Company, whether resulting from a Capital Contribution or otherwise, except to the extent that such Holder may be entitled to a distribution pursuant to the provisions of ARTICLE IV. The Holders shall have no right to demand and receive any property other than cash in respect of or in connection with any return of their Capital Contributions, and prior to the dissolution of the Company pursuant to ARTICLE XIII, they shall have no rights to receive distributions, except out of Available Cash pursuant to
SECTION 4.1.

         7.3 FAILURE TO DELIVER SHARES TO THE COMPANY. If a Holder (the "OBLIGATED HOLDER") becomes obligated to sell any Shares to the Company or to the Members other than the Obligated Holder (the "NON-OBLIGATED MEMBERS") under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or such Non-Obligated Members may, in addition to all other remedies, tender to the Obligated Holder the purchase price for such Shares as shall be specified in this Agreement, and, in the case of Shares to be sold to the Company pursuant to this Agreement, cancel such Shares on its books and records whereupon all of the Obligated Holder's right, title, and interest in and to such Shares shall terminate, and in the case of Shares to be sold to a Non-Obligated Member under this Agreement, issue certificates representing such Shares to the Non-Obligated Member and register the Non-Obligated Member on its Company's books and records as the record owner of the Shares, whereupon all of the Obligated Holder's right, title, and interest in and to such Shares shall terminate.

                                  ARTICLE VIII
                           MEETINGS OF MEMBERS; VOTING

         8.1 ANNUAL MEETING. The Members shall hold a meeting annually. The Members shall hold the annual meeting at such time and place and on such date as the Managers shall determine from time to time and as shall be specified in the notice of the meeting. Failure to hold the annual meeting of Members as provided above shall not invalidate any actions taken by the Company after the failure to hold the annual meeting as provided above.

         8.2 SPECIAL MEETINGS. The Chairman or President may call special meetings of Members, for any purpose or purposes, unless otherwise prescribed by statute. The President shall call a special meeting of the Members upon the written request of a Member or Members holding at least twenty-five percent (25%) of the then outstanding Shares held by Members. The Members shall hold any special meetings at such time and place and on such date specified in the notice of the meeting.

         8.3 PLACE OF MEETINGS. The Members may hold annual meetings or special meetings of Members within or outside the United States.

         8.4 NOTICE OF MEETINGS. The Company shall give written notice of annual or special meetings of Members stating the place, day, and hour of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling or requiring the call of the meeting, to each Member entitled to vote at such meeting. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of Members shall state the purpose or purposes for which the meeting is called.

         8.5 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of the State of Georgia, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

         8.6 QUORUM. At all meetings of Members, a majority of the outstanding Shares held by Members represented at the meeting, in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting, a majority of the Shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. If at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Shares whose absence would cause less than a quorum to be present.

         8.7 MANNER OF ACTING. If a quorum is present, the affirmative vote of Members holding a majority of the Shares represented at the meeting, in person or by proxy and entitled to vote, shall be the act of the Members, unless the vote of a greater or lesser proportion or number shall be otherwise required by the Act, by the Articles, or by this Agreement. Unless otherwise expressly provided in this Agreement or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members. If at any time the Company has no Shares issued and outstanding, the Members shall act by the affirmative vote of a majority of all Members.

         8.8 PROXIES. At all meetings of Members, a Member may attend and vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         8.9 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by all of the Members, and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records, with a copy of such consent transmitted to all Members within ten (10) days after such action becomes effective. Action taken under this SECTION 8.9 shall be effective when the Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent or as otherwise agreed to by the Managers or Members.

         8.10 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

         8.11 MEETING BY TELEPHONE; ACTION BY CONSENT. Members may also meet by conference telephone call if all Members can hear one another on such call and the requisite notice is given or waived.

                                   ARTICLE IX
                        TRANSFER AND ASSIGNMENT OF SHARES

         9.1 GENERAL PROHIBITION. Except as expressly provided in this Agreement, no Member may Transfer any of its Shares, or any interest therein, or allow the same to be subject, directly or indirectly, to Transfer by operation of law or agreement, or pledge, mortgage, hypothecate, assign or transfer as security any of its Shares, without the prior written consent of the Initial Members (and, to the extent that one of the Initial Members is seeking to Transfer any Shares, the consent of the remaining Initial Member will be required in accordance with this ARTICLE IX) (which consent will be conditioned upon the transferee, pledgee or other secured party agreeing in writing to be bound by the terms and conditions of this Agreement), except as expressly permitted by this Agreement. Notwithstanding anything in this Agreement to the contrary, without the prior written consent of the other Members, no Member may transfer or sell Shares owned by it until May 17, 2001, except pursuant to
SECTION 9.2 of this Agreement. Any purported Transfer, pledge, mortgage or hypothecation in any other manner shall be void, and shall not be recognized or given effect by the Company. The parties acknowledge that the Shares owned by MBE will be pledged to Chase Manhattan as Administrative Agent pursuant to that certain Credit Agreement dated June 10, 1998, as amended (including the Guarantee and Collateral Agreement made by U.S. Office Products Company and certain of is subsidiaries in favor of Chase Manhattan Bank as Administrative Agent dated as of June 10, 1998 and the other agreements and instruments executed in connection therewith, the "CREDIT AGREEMENT") and agree that the terms of this Agreement shall apply to the shares pledged thereunder. MBE represents and warrants to the Company and Innotrac that no consents are required to be obtained pursuant to the Credit Agreement for the execution, delivery and performance of this Agreement and the Services Agreements, and that this Agreement and the Services Agreements will not violate the Credit Agreement or constitute a breach thereunder.

         9.2 PERMITTED TRANSFERS. Notwithstanding SECTION 9.1 above, a Member may transfer any or all of its Shares to any direct or indirect wholly-owned subsidiary or subsidiaries of such Member or to any Person acquiring all or substantially all of the assets of such Member or to any Person into which such Member has merged from and after the date of this Agreement. Each such transferee shall first agree in writing to be bound by the terms and conditions of this Agreement as if it were an original party hereto. SECTION 9.3 of this Agreement does not apply to the transfer by a Member pursuant to the first sentence of this SECTION 9.2.

         9.3 RIGHT OF FIRST REFUSAL. All of the Shares, without limitation, shall be subject to the following provisions:

         (a) A Member may Transfer any or all of its Shares, without the consent required above, if the Member (the "SELLING MEMBER") first obtains a bona fide written offer (the "OUTSIDE OFFER") from a non-Affiliated third party (the "THIRD PARTY") to purchase such Shares (the "OFFERED SHARES") and, before accepting the Outside Offer, such Member offers, in succession, to sell the Offered Shares to the Company and the other Members (as a group) upon the terms, including price, contained in the Outside Offer. The Selling Member's successive offers to the Company and the other Members shall be in writing and shall be accompanied by a copy of the Outside Offer and the full name and address of the Third Party.

         (b) The Company shall have the right to purchase all (but not less than all) of the Offered Shares upon the terms, including price, contained in the Outside Offer. Within ten (10) days after the Company receives the Selling Member's offer, the Secretary of the Company shall call a special meeting of the Managers in accordance with this Agreement for the purpose of deciding whether the Company will accept the Selling Member's offer to sell the Offered Shares to the Company. In lieu of such special meeting, the Secretary may provide the notices required by law and in order for the Managers of the Company to sign a written consent evidencing their decision with respect to the offer. None of the Managers designated by the Selling Member under SECTION 5.1 shall have a vote on the question of whether the Company shall accept such offer; provided, however, that such Managers shall sign any written consent of the Managers for the purpose of authorizing and implementing the decision of the other Manager(s) on behalf of the Company concerning the offer. In addition, the Company's purchase of the Offered Shares is subject to SECTION 5.6 of this Agreement, to the extent applicable. The Company shall have thirty (30) days from receipt of the offer from the Selling Member within which to accept the offer by delivering a written acceptance notice to the Selling Member. Failure by the Company to accept the Selling Member's offer within said 30-day period shall be deemed a rejection of such offer by the Company.

         (c) If the Company rejects or is deemed to have rejected the Selling Member's offer to sell the Offered Shares to the Company, then the Selling Member shall offer to sell the Offered Shares to the other Members upon the terms, including price, contained in the Outside Offer. The other Members shall have the right to purchase all (but not less than all) of the Offered Shares upon the terms, including price, stated in the Outside Offer, and each in an amount proportionate to its own respective holdings of the Shares held by the other Members (unless: (x) otherwise agreed among them, or (y) one or more of them decline the Selling Member's offer, in which event, the remaining other Members shall be entitled to purchase the excess Offered Shares in amounts proportionate to their own respective holdings of the Shares held by the remaining other Members or as otherwise agreed among them). The other Members shall have thirty (30) days from receipt of the offer from the Selling Member in which to accept the Selling Member's offer by delivering a written notice to that effect to the Selling Member. Failure by the other Members to accept the Selling Member's offer to sell all of the Offered Shares within such 30-day period shall be deemed a rejection of the offer by the other Members.

         (d) If the Company and the other Members reject or are deemed to have rejected the Selling Member's offer to sell the Offered Shares to the Company and the other Members, the Selling Member shall have the right to sell all (but not less than all) of the Offered Shares to the Third Party at the price and on the terms and conditions stated in the Outside Offer, provided that, before any such transfer may be consummated: (i) the Third Party shall furnish the Company with an opinion of counsel reasonably satisfactory to the Company and in form and substance reasonably satisfactory to the Company that the sale and transfer of such Shares does not violate the provisions of any applicable securities laws, (ii) the Selling Member shall cause the Third Party to acknowledge and agree in writing to be bound by the terms, conditions and restrictions of this Agreement, and (iii) the Selling Member shall comply with the provisions of SECTION 9.4 relating to co-sale rights.

         (e) If the consideration proposed to be paid to the Selling Member as described in the Outside Offer includes non-cash consideration, the Outside Offer shall state the fair market value thereof. The Company and the other Members collectively, or any of them, may by written notice to the Selling Member challenge such valuation. In the case of such a challenge, the value of non-cash consideration shall be determined by averaging the values set by the Outside Offer and by the Company if the Company but none of the other Members challenges such valuation, or, if any other Member challenges such valuation then, regardless of whether the Company makes a challenge, by such other Member and not by the Company, provided that the difference between the two values is within ten percent (10%) of the higher of such values. If such difference is not equal to or less than such 10% amount, then the Selling Member and the other party submitting valuations as provided above shall agree upon one appraiser, who shall determine the fair market value of the non-cash consideration for these purposes. In the event that such parties are unable to agree upon such an appraiser, the parties agree that the American Arbitration Association (the "AAA") shall be employed to choose an appraiser, and such person shall determine the fair market value of the non-cash consideration for these purposes. If the appraisal process is utilized, the party whose valuation of the shares less closely approximates the value selected pursuant to the above-described appraisal process, measured by dollar amounts and not by percentages, shall pay all costs of the appraisal process. In the event the right of first refusal is exercised following such appraisal, the exercising party shall pay cash to the Selling Member in lieu of said non-cash consideration equal to the fair market value as so determined.

         (f) If the Offered Shares have not been Transferred to the Third Party in accordance with the terms and conditions of the Outside Offer within one hundred twenty (120) days after the other Members reject or are deemed to have rejected the Selling Member's offer pursuant to SECTION 9.3(C), then the restrictions provided in this SECTION 9.3 shall again become effective with respect to such Shares, and, except as provided in SECTION 9.2, no Transfer of such Shares may be made thereafter without the prior written consent of the other Members or without again offering such Shares to the Company and the other Members in accordance with the provisions of this SECTION 9.3.

         (g) The closing of any purchase and sale with respect to any Offered Shares above shall be held at the principal offices of the Company on the thirtieth (30th) day after the acceptance of the Selling Member's offers with respect to the Offered Shares, provided that if such thirtieth (30th) day is not a Business Day, the closing shall be held on the next ensuing Business Day. At the closing, the Selling Member shall, and shall cause any custodian or trustee holding Shares for or on behalf of such Selling Member to, deliver to the Company or purchasing Member(s), as applicable, certificates representing the Offered Shares to be sold to each such party pursuant to this SECTION 9.3, duly endorsed for transfer and free and clear of all claims, liens, encumbrances, security interests, and restrictions (except for any restrictions created by this Agreement) and with full warranties of title, and the Company or such purchasing Member(s), as the case may be, shall pay to the Selling Member the aggregate purchase price therefor in cash by wire transfer or other delivery of immediately available funds. The Company or any purchasing Member shall be entitled to set-off against any purchase price otherwise payable under this Agreement to any Selling Member the amount of any obligations owed by such Selling Member to the Company or such purchasing Member, as the case may be, on the closing date. If an obligation is owed by the Selling Member to the Company and the Offered Shares are purchased by any of the other Members, the Company shall be entitled to effect the set-off, and the applicable purchasing Member(s) shall pay the Company (and reduce the purchase price paid to the Selling Member by) the amount so set-off.

         (h) If the holder ("PLEDGEE") of a security interest in any Shares pledged or otherwise used as collateral in a lending transaction that is permitted by the parties upon mutual consent (including the Shares of MBE pledged pursuant to the Credit Agreement) forecloses on the Shares subject to the pledge, the Pledgee shall provide the Company and the Members with notice of its foreclosure. Within thirty (30) days of the date of foreclosure, the Pledgee shall in the Pledgee's discretion, either (A) offer all of the foreclosed pledged Shares first to the Company and then to the Members (other than the Pledgor) at Fair Value (as defined below) or (B) if the Pledgee has a bona fide written offer for the foreclosed pledged Shares, offer all of the foreclosed pledged Shares first to the Company and then to the Members (other than the Pledgor) pursuant to the procedures of SECTIONS 9.3(A)-(G) above. If the Pledgee fails to make the required offer within the 30-day period, it shall be deemed to have made an offer pursuant to clause (A) of the preceding sentence. The term "FAIR VALUE" shall mean the cash price per Share that a willing buyer (under no compulsion to buy) would pay, and that a willing seller (under no compulsion to sell) would accept, as of the date of the proposed sale by the Pledgee, taking into account all of the assets and liabilities of the Company as of such date as determined in accordance with generally accepted accounting principles consistently applied and the value of the Company as a going concern. An offer at Fair Value shall be governed by SECTIONS 9.3(B) and (C) above, with the Fair Value and number of the foreclosed pledged Shares being deemed for the purposes of this subsection as the Outside Offer and the Offered Shares, respectively, and the Pledgee being deemed for the purposes of this subsection as the Selling Member. For the purposes of this subsection, in an offer for Fair Value, there shall be no other conditions associated with the Outside Offer and the Offered Shares, other than the Fair Value and the number of foreclosed pledged Shares. If the Company and/or the Members fail to purchase all (but not less than all) of the foreclosed pledged Shares, the Pledgee may sell such Shares to an outside party only pursuant to the procedure set forth in SECTION 9.3(A), (B) AND (c). If the Pledgee offers Shares for Fair Value and if the Company notifies the Pledgee in writing within ten (10) days of receipt of a Fair Value offer that, in its good faith judgment it disagrees with the Fair Value, the Fair Value shall be set by appraisal in accordance with the following procedure:

                  (i) Within 30 days after the Fair Value set forth in the Pledgee's offer notice is rejected by the Company and the Members, the Pledgee, on the one hand, and the Company, on the other hand, shall each designate a Qualified Appraiser (as herein defined) to act as its appraiser for the purpose of establishing the Fair Value. A "QUALIFIED APPRAISER" shall mean any Person actively engaged in providing valuations of the Company's business that has not previously been in the employ of the Company or any Member or the Pledgee, or any Affiliate of any Member or the Pledgee.

                  (ii) The two (2) Qualified Appraisers so named shall certify to the Company and the Pledgee within 30 days thereafter the Fair Value of the Shares, as hereinabove defined. Any valuation not timely certified shall be disregarded. If such appraisers fail to agree on the Fair Value of the Shares, they shall then designate a third appraiser (who shall be a Qualified Appraiser) who shall promptly certify to the Company and the Pledgee its appraisal of the Fair Value of the Shares, which appraisal shall be conclusive. If the first two appraisers fail to designate a third appraiser, then the Company or the

         Pledgee may request any judge in a court of competent jurisdiction in Georgia to designate said third appraiser (who shall be a Qualified Appraiser), and the designation of said judge shall be conclusive.

                  (iii) Subject to reasonable restrictions imposed by the Company in order to protect the Company's business, the appraisers shall have access to all books and records of the Company and shall have the right to examine all of the Company's accounts, securities, assets and equipment.

                  (iv) If either the Company or the Pledgee fails to designate an appraiser within the required time, then the valuation of the appraiser designated by the other party shall be conclusive of the Fair Value of the Shares. Each party shall bear the expense of the appraiser named by such party. The expense of the third appraiser shall be borne equally by the Company and the Pledgee.

         9.4 RIGHT OF CO-SALE. (a) If the other Members reject or are deemed to have rejected the Selling Member's offer to sell the Offered Shares to the other Members under SECTION 9.3(C), the Selling Member shall send a written notice (the "CO-SALE NOTICE") to the other Members as to their rights under this
SECTION 9.5(A) within ten (10) days after the other Members reject or are deemed to have rejected the Selling Member's offer to sell the Offered Shares to the other Members. Within twenty (20) days after the date of receipt of the Co-Sale Notice, each of the other Members shall notify the Selling Member in writing if such other Member elects to participate in the proposed Transfer of Offered Shares (the other Members electing to participate being referred to as the "PARTICIPATING MEMBERS"). Each of the Participating Members shall then have the right to Transfer to the Third Party, at the same price and on the same terms as the Selling Member, a number of Shares equal to the number of Offered Shares multiplied by a fraction, the numerator of which is the number of Shares held by the Participating Member, and the denominator is the aggregate number of Shares held by the Selling Member and all of the Participating Members.

         (b) The Participating Members shall enter into an agreement with the Third Party on terms and conditions identical, to the extent practical, to the agreement entered into by the Selling Member containing representations and warranties and other terms and conditions agreed to by the Selling Member.

         9.5 ADMISSION AS A MEMBER. Any Person who is not otherwise a Member but who acquires Shares in a transfer permitted under SECTION 9.1,
SECTION 9.2, SECTION 9.3 or any other provision of this Agreement, or otherwise acquires Shares in any manner (a "Non-Member Transferee") shall not, except upon compliance with the following requirements, become a Member:

         (a) The Non-Member Transferee shall have executed a written agreement, in form and substance reasonably satisfactory to the Managers, to assume all of the duties and obligations of the transferor Member under this Agreement and to be bound by and subject to all of the terms and conditions of this Agreement;

         (b) The transferor Member and the Non-Member Transferee shall have executed a written agreement, in form and substance reasonably satisfactory to the Members, to indemnify and hold the Company, the Managers, the officers, and the Members harmless from and against all liabilities, losses, costs, and expenses arising out of the transfer, including, without limitation, any liability arising by reason of the violation of any securities laws of the United States, any State of the United States, or any foreign country;

         (c) The Non-Member Transferee shall have paid the reasonable expenses incurred by the Company and the other Members in connection with the transfer of the Shares and admission of the Non-Member Transferee to the Company; and

         (d) Members (other than the transferor Member) holding at least a majority of the Shares held by Members (other than the transferor Member) shall consent to the admission of the Non-Member Transferee as a Member, which consent may be withheld for any reason or no reason.

         9.6 NON-MEMBER TRANSFEREE. Upon a transfer of Shares permitted by this Agreement and until compliance with SECTION 9.5, (a) the transferor shall cease to be a Member for all purposes of this Agreement if the transfer is of all Shares of the transferor, and (b) until such time as the transferee becomes a Member pursuant to SECTION 9.5, the transferee shall be a Non-Member Transferee and shall have the rights of a Holder with respect to the transferred Shares, but the Non-Member Transferee shall not have any other rights of a Member pursuant to this Agreement or otherwise, including, without limitation, any rights to vote on any matter submitted to the Members for a vote.

         9.7 UNAUTHORIZED TRANSFER. (a) Any purported transfer of Shares not expressly permitted by this ARTICLE IX or any other provision of this Agreement shall be null and void and of no effect whatsoever, provided that, (i) if a court of competent jurisdiction issues a final judgment requiring the Company to recognize such transfer, or (ii) if the Company in its sole discretion elects to recognize such transfer, the transferee shall have only the rights of a Non-Member Transferee, as set forth in SECTION 9.6 above.

         (b) In the event of a transfer or purported transfer not permitted by this ARTICLE IX or any other provision of this Agreement, the transferor (or purported transferor) and the transferee (or purported transferee) shall indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of the Company or such Members may incur, including, without limitation, any incremental tax liability, or any professional fees and costs, as a result of such transfer or purported transfer and efforts to enforce this Agreement and this indemnity.

         9.8 BINDING ON TRANSFEREES. (a) Anything herein to the contrary notwithstanding, no Transfer (by operation of law or otherwise) of any of the Shares or any right to obtain Shares shall have any force, validity or effect, or vest in the transferee any rights with respect thereto, unless and until (i) the restrictions regarding such transaction contained in this Agreement shall have been complied with and (ii) such transferee shall have agreed in writing to be bound by the provisions of this Agreement with the same force and effect as if such transferee had initially been a party to this Agreement, and such transferee shall thereafter be deemed to be a Member for purposes of this Agreement.

         (b) Except as otherwise expressly provided herein, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, all subsequent holders of any Shares.

         9.9 AGREEMENT OF THE COMPANY. The Company agrees for itself and for its successors and assigns: (a) to be bound by this Agreement; (b) not to transfer, issue or reissue any of the Shares in violation of this Agreement or without requiring proof of compliance with this Agreement and, if such transferee or recipient is not already a party hereto, requiring the transferee or recipient of such Shares to agree in writing to become a party to and be bound by this Agreement as a "Member;" and (c) to place the appropriate legend set forth in SECTION 2.2 on all certificates for Shares issued by the Company during the term of this Agreement.

                                   ARTICLE X
                          ACCOUNTING, BOOKS AND RECORDS

         10.1 ACCOUNTING METHODS; FISCAL YEAR. The Managers shall determine whether the accounting for the Company shall be on a cash or accrual basis, and they may make any changes of accounting method that they shall deem advisable at any time and from time to time. The Company's Fiscal Year shall be the calendar year, unless the Managers determine that another Fiscal Year is appropriate or unless another Fiscal Year is required by the Code.

         10.2 BOOKS AND RECORDS. The Company shall keep or cause to be kept, at Company expense, full, complete, and accurate books of account and other records showing the assets, liabilities, costs, expenditures, and receipts of the Company, the Capital Contributions of the Members, Profits, Losses, items of income, gain, loss, and deduction, Available Cash, the respective Capital Accounts of the Holders, and such other matters as the Managers shall deem appropriate. Such books of account shall be the property of the Company, shall be kept in accordance with sound accounting principles and procedures consistently applied, and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives. The books of account shall be maintained at the principal office of the Company.

         10.3 FINANCIAL REPORTS AND TAX RETURNS. As soon as practicable after the end of each Fiscal Year, the Company shall cause to be prepared a full, detailed, and complete set of financial statements of the Company for such Fiscal Year, prepared in accordance with sound accounting principles consistently applied, as determined by the Managers. The Company shall also cause the preparation of the Company's income tax returns. The Company shall deliver copies of such financial statements, Schedule K-1 of Form 1065 (or a comparable schedule), and tax returns to the Members as soon as practicable after they are completed after the end of each Fiscal Year.

         10.4 GENERAL INFORMATION. The Managers shall keep all of the Members informed generally of the Company's transactions and shall furnish to the Members, from time to time as the Managers shall deem advisable, information regarding the activities and company's business.

         10.5 TAX MATTERS PARTNER. Innotrac is hereby designated as the "tax matters partner," pursuant to Code section 6231 and the Regulations thereunder. The tax matters partner shall represent the Company in all federal income tax matters, and the Company shall hire such attorneys, accountants, and other professionals at Company expense as the tax matters partner deems necessary to defend the positions taken by the Company for federal income tax purposes.

         10.6 ADJUSTMENT OF TAX BASIS. In the event of a transfer of Shares in accordance with the terms of this Agreement, upon the request of any Member, the Company shall elect, pursuant to Code section 754 (the "SECTION 754 ELECTION"), to adjust the basis of the Company property if (a) the effect of such adjustment is to increase the adjusted basis of Company property, and (b) the requesting Member or the Member's transferee agrees to bear any additional expense attributable to accounting and recordkeeping required as a result of the Company's Section 754 Election. The Company may, but is not required to, make a
Section 754 Election in any circumstance not described in the preceding sentence.

                                   ARTICLE XI
                           CAPITAL ACCOUNT MAINTENANCE

         11.1 MAINTENANCE OF CAPITAL ACCOUNTS. The Company shall maintain a Capital Account for each Holder as part of its books and records.

         11.2 ALLOCATION OF PROFITS AND LOSSES. After giving effect to the special allocations in SECTION 11.3, the Company shall allocate Profits or Losses for each Accounting Period to the Holders in proportion to their respective Percentage Interests.

         11.3 SUBSTITUTE ALLOCATIONS. (a) The Members acknowledge that the Company intends to determine and allocate each Holder's distributive share of income, gain, loss, deduction, or credit (or item thereof) consistently with the provisions of Code section 704(b). If for any reason the Managers deem it necessary in order to comply with Code, the Managers may, and they hereby are authorized and directed to, allocate income, gain, loss, deduction, or credit (or items thereof) arising in any year differently than as provided for in this
ARTICLE XI if, and to the extent, that allocating income, gain, loss, deduction, or credit (or item thereof) pursuant to SECTION 11.2 would cause the determinations and allocations of each Holder's distributive share of income, gain, loss, deduction, or credit (or item thereof) (i) not to be permitted by the Code and Regulations promulgated thereunder or (ii) be inconsistent with a Holder's interest in the Company taking into consideration all facts and circumstances.

         (b) The Holders' acknowledge that a requirement of the Regulations pursuant to Code section 704(b) is that liquidating distributions be made in accordance with the positive balances of the Holders' respective Capital Accounts. If, upon the dissolution of the Company, the Holders' Capital Account balances are not in the same proportion as the amount of distributions to which they are entitled pursuant to SECTION 4.3, the Company shall make Substitute Allocations in such manner so that the positive balances of the Holders' Capital Accounts are equal, as closely as possible, to the amount of distributions the Holders' are entitled to receive pursuant to SECTION 4.3 if the Company sold its assets for the Gross Asset Value of the assets and applied the proceeds of such sale pursuant to this Agreement.

         (c) Substitute Allocations shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Holder is required to effectuate such allocation. In making Substitute Allocations, the Managers are authorized and directed to act in reliance upon advice of counsel to the Company or the Company's regular certified public accountants that, in their opinions after examining the relevant provisions of the Code and any current or future proposed or final Treasury Regulations thereunder, the Substitute Allocations are necessary in order to ensure that, in either the then-current Accounting Period or in any preceding Accounting Period, each Holder's distributive share of income, gain, loss, deduction, or credit (or items thereof) are determined and allocated in accordance with the Code and the Holder's interests in the Company. Substitute Allocations made by the Managers in reliance upon the advice of counsel and accountants as described above is deemed to be made in the best interests of the Company and all of the Holders consistent with the duties of the Managers hereunder, and any such Substitute Allocations shall not give rise to any claim or cause of action by any Holder against the Company or any Manager.

         11.4 TAX ITEMS; CONTRIBUTED AND REVALUED PROPERTY. (a) Except as provided in SECTION 11.40, any allocation to a Holder of a portion of the Profits, Losses, or items of income, gain, loss, or deduction for a Accounting Period is deemed to be an allocation to that Holder of the same proportionate part of each item of income, gain, loss, deduction, or credit that is earned, realized, or available by or to the Company for federal income tax purposes.

         (b) For federal income tax purposes, any income, gain, loss, or deduction with respect to property contributed by a Holder to the Company that has a fair market value different from its adjusted basis for federal income tax purposes is allocated among the Holders in accordance with Code section 704(c) and the Regulations section 1.704-3, using any method prescribed in Regulations section 1.704-3 determined by the Managers. With respect to any Company asset that is revalued pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value at the time of revaluation in the same manner as under Code section 704(c) and Regulations section 1.704-3, using any method prescribed therein as determined by the Managers.

                                  ARTICLE XII
                             DISSOCIATION OF MEMBERS

         12.1 EFFECT OF DISSOCIATION. The Company shall not dissolve as a result of the Dissociation of any Member. The Dissociated Member or the successor-in-interest of the Dissociated Member, as the case might be, shall be treated as a Non-Member Transferee of the Shares of the dissociated Member and shall have only those rights set forth in SECTION 9.6; provided, however, that such dissociated Member shall not again become and no such successor-in-interest shall become a Member without first complying with the provisions of
SECTION 9.5.

         12.2 DISSOCIATION. For purposes of this Agreement, the occurrence to any Member of an event described in section 14-11-601(a) of the Act shall cause the Member to be "DISSOCIATED" and shall constitute the "DISSOCIATION" of the Member.

                                  ARTICLE XIII
                             DISSOLUTION OF COMPANY

         13.1 EVENTS OF DISSOLUTION. The Company shall dissolve upon the happening of any of the following events:

         (a) the dissolution or liquidation of the Company, or the voluntary filing of a petition in bankruptcy by the Company, or the liability of the Company to pay its debts as they become due;

         (b) the election to dissolve or liquidate the Company by Members holding all of the Shares;

         (c) a determination by Managers to participate in a Qualified Public Offering;

         (d)      at such time as all of the Shares are held by the same person.

         13.2 NO ACTION FOR DISSOLUTION. The Members acknowledge that the Company will suffer irreparable damage (on account of a premature liquidation of the Company's assets, loss of goodwill and reputation, and other factors) if any Member seeks to dissolve, terminate, or liquidate the Company, by litigation or otherwise. The Members further acknowledge that the parties have drawn this Agreement carefully to provide fair treatment of all parties and equitable payments in liquidation of the Interests of all Members, and that the Members entered into this Agreement with the intention that the Company continue until dissolved and liquidated in accordance with the terms of this Agreement. Accordingly, each Member hereby waives and renounces any right to dissolve, terminate, partition, or liquidate the Company, to obtain the appointment of a receiver or trustee to liquidate the Company, or to obtain partition of Company assets, except as specifically set forth in this Agreement.

                                   ARTICLE XIV
                             LIQUIDATION OF COMPANY

         14.1 LIQUIDATION. (a) Upon the dissolution of the Company, the Company immediately shall commence to wind-up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company's business, the discharge of its liabilities, and the distribution or liquidation of its remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process. A full accounting of the assets and liabilities of the Company shall be taken and a written statement thereof shall be furnished to each Member within a reasonable period after dissolution. The Managers shall conduct the liquidation of the Company, including, without limitation, the preparation of the accounting and statement, provided that the Managers, by mutual agreement, may agree to select a liquidating trustee to conduct the liquidation of the Company.

         (b) In the event of a dissolution on account of a sale or other disposition of all or substantially all of the Company's assets other than cash, and payment of a portion of the proceeds from the sale or disposition is deferred through the Company receiving a purchase money note or otherwise, the Company shall not be finally liquidated until the deferred portion of the purchase price shall be collected in full (or deemed worthless by the Company), and the Company shall not be required to distribute the indebtedness representing the deferred portion of the purchase price to the Members. In the event that following a sale of all or substantially all of the Company's assets, the Company reacquires title to all or a portion of the assets, by foreclosure, sale under power of sale, deed in lieu thereof, or otherwise, the Company shall be reformed and reinstated on the terms contained in this Agreement, notwithstanding the prior dissolution under ARTICLE IV.

         (c) The Company shall apply its property and assets and the proceeds from the liquidation thereof in the following order of priority:

                  (i) Payment of the debts and liabilities of the Company incurred in accordance with the terms of this Agreement, including, without limitation, any debts to any Member, and payment of the expenses of liquidation;

                  (ii) Establishment of reserves as the Managers may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; provided, any unspent balance of the reserves shall be distributed in the manner hereinafter provided when deemed reasonably prudent by the Members or liquidating trustee; and

                  (iii)    Distribution to the Holders pursuant to SECTION 4.3.

         14.2 NO FURTHER CLAIM. Except as expressly provided in this Agreement, each Holder shall look solely to the assets of the Company for the return of any investment of such Holder in the Company (including Capital Contributions and loans from a Holder to the Company), and no Holder, Manager, or officer shall have any liability or obligation to the Company or to any other Holder to repay any unreturned Capital Contributions or loans made by any Holder to the Company.

                                   ARTICLE XV
                                   DEFINITIONS

         15.1 DEFINITIONS IN GENERAL. This ARTICLE XV sets forth the definitions of certain terms used in this Agreement. Terms defined elsewhere in this Agreement shall have for all purposes of this Agreement the meanings set forth elsewhere in this Agreement.

         15.2 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth in this SECTION 15.2:

         (a) "ACCOUNTING PERIOD" shall mean any period (i) beginning with the later of (A) the date of this Agreement or (B) the close of an Accounting Period and (ii) ending with the earlier of (A) the close of a Fiscal Year of the Company, (B) a variation of the Holders' interests in the Company, or (C) any other period for which the Managers determine that a closing of the books of the Company is appropriate.

         (b) "ACT" shall have the meaning set forth in the recitals of this Agreement.

         (c) "ADDITIONAL CAPITAL CONTRIBUTION" shall have the meaning set forth in SECTION 3.3.

         (d) "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the former Person, where "control" means the power to direct cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         (e) "AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

         (f)      "APPLICABLE FEDERAL RATE" shall have the meaning set forth in
Section 1274(d) of the Code.

         (g)      "ARBITRATION TRIBUNAL" shall have the meaning set forth in
SECTION 16.2.

         (h)      "ARTICLES" shall have the meaning set forth in SECTION 1.1.

         (i) "AVAILABLE CASH" shall mean cash and cash equivalents in excess of an amount that the Managers determine to be a reasonable reserve for
(i) working capital needs, or (ii) the payment of other costs and expenses incident to the purposes of the Company that are anticipated to be incurred, or to become due and payable, or both, in the future and for which cash sufficient to pay the costs and expenses at the time they become due and payable may not be generated by the Company.

         (j) "BUSINESS DAY" means any day other than Saturday, a Sunday or any day on which national banks in the State of Georgia are required or permitted to be closed.

         (k) "CAPITAL ACCOUNT" shall mean, with respect to any Member, the account maintained by the Company for the Member in accordance with the following provisions:

                  (i) The Company shall credit to each Member's Capital Account (A) the amount of cash and the Gross Asset Value of property other than cash contributed by the Member to the Company as a Capital Contribution, (B) the Member's distributive share of Profits and any items in the nature of income or gain that the Company specially allocates pursuant to ARTICLE XI, and (C) the amount of any Company liabilities that the Member assumes or that any Company property distributed to the Member secures.

                  (ii) The Company shall debit to each Member's Capital Account (A) the amount of cash and the Gross Asset Value of property other than cash distributed by the Company to the Member pursuant to
         ARTICLE IV or SECTION 0, (B) the Member's distributive share of Losses and any items in the nature of expenses or losses that the Company specially allocates pursuant to ARTICLE XI, and (C) the amount of the Member's liabilities that the Company assumes or that any property contributed by the Member to the Company secure.

                  (iii) In the event that a Member transfers all or a portion of an Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that the Capital Account relates to the transferred Interest.

                  (iv) In determining the amount of any liability for purposes of computing a Member's Capital Account, the Company shall take into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

         The Company intends that the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts comply with Regulations section 1.704-1(b), and the Company shall interpret and apply such provisions in a manner consistent with such Regulations.

         (l) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (m) "COMPANY" shall have the meaning set forth in set forth in the preamble to this Agreement.

         (n) "CONVERSION" shall have the meaning set forth in the recitals to this Agreement.

         (o)      "COMPANY'S BUSINESS" shall have the meaning set forth in
SECTION 1.4.

         (p)      "CREDIT AGREEMENT" shall have the meaning set forth in
SECTION 9.1.

         (q) "DEPRECIATION" shall mean for each Accounting Period or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for the Accounting Period; provided, however, that if the Gross Asset Value of an asset differs from that asset's adjusted basis for federal income tax purposes at the beginning of a Accounting Period, Depreciation shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, amortization or other cost recovery deduction for such Accounting Period bears to the beginning adjusted tax basis of such Accounting Period; provided further, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such period is zero, the Company shall determine Depreciation with reference to such beginning Gross Asset Value using a reasonable method selected by the Company.

         (r) "DISSOCIATED" or "DISSOCIATION" shall have the meaning set forth in SECTION 12.2.

         (s)      "FAIR VALUE" shall have the meaning set forth in
SECTION 9.3(H).

         (t)      "FISCAL YEAR" shall mean the period determined pursuant to
SECTION 10.1.

         (u) "GROSS ASSET VALUE" with respect to any Company asset shall mean the value placed on the asset in connection with the maintenance of Capital Accounts and shall be that asset's adjusted basis for federal income tax purposes except as follows:

                  (i) The initial Gross Asset Value of assets contributed to the capital of the Company by a Member shall be the gross fair market value of the contributed assets on the date of contribution.

                  (ii) The Company shall increase or decrease the Gross Asset Value of Company assets to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or 743(b), but only to the extent that Company must take the adjustments into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that the Company shall not adjust the Gross Asset Values of Company assets pursuant to this paragraph to the extent that the Company determines that an adjustment pursuant to paragraph (iii) below is appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph;

                  (iii) The Company may adjust the Gross Asset Value of all Company assets to equal their respective gross fair market values upon the occurrence of any of the following events: (A) the acquisition of additional Shares by any new or existing Holder in exchange for more than a de minimis capital contribution; (B) the distribution by the Company to a Holder of more than a de minimis amount of Company assets as consideration for all or a portion of a Holder's Shares; and, (C) the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

                  (iv) The Gross Asset Value of any Company asset shall be adjusted by any Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses; and

                  (v) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to the gross fair market value of the asset on the date of distribution.

                  For purposes of this definition, the Company shall determine the fair market value of Company assets by the agreement of the Managers or by any method consented to by the Managers.

         (v)      "HOLDER" shall have the meaning set forth in SECTION 2.3.

         (w) "INITIAL MEMBERS" shall mean Innotrac and MBE to the extent that either such Person is a Member, and any Person to whom the Shares of Innotrac or MBE are transferred and who becomes a Member pursuant to SECTION 9.5, and reference to an "Initial Member" shall mean any one of such Persons.

         (x)      "INNOTRAC" shall mean Innotrac Corporation.

         (y)      "MANAGERS" shall have the meaning set forth in SECTION 1.3.

         (z)      "MBE" shall mean Mail Boxes Etc. USA, Inc.

         (aa)     "MEMBERS" shall have the meaning set forth in SECTION 1.1.

         (bb)     "NON-MEMBER TRANSFEREE" shall have the meaning set forth in
SECTION 9.6.

         (cc)     "NON-OBLIGATED MEMBER" shall have the meaning set forth in
SECTION 7.3.

         (dd)     "OBLIGATED HOLDER" shall have the meaning set forth in
SECTION 7.3.

         (ee)     "OBLIGATED MEMBER" shall have the meaning set forth in
SECTION 7.3.

         (ff)     "OPTIONS" shall have the meaning set forth in SECTION 2.6.

         (gg)     "OUTSIDE MANAGER" shall have the meaning set forth in
SECTION 5.1.

         (hh)     "OFFERED SHARES" shall have the meaning set forth in
SECTION 9.3.

         (ii)     "OUTSIDE OFFER" shall have the meaning set forth in
SECTION 9.3.

         (jj) "PERCENTAGE INTEREST" shall mean with respect to any Holder the number of Shares held by such Person divided by the total number of Shares issued and outstanding.

         (kk) "PERSON" shall mean an individual, partnership, joint venture, association, corporation, trust, unincorporated organization, limited liability company and a government or any department or agency thereof or any other legal entity.

         (ll)     "PLEDGEE" shall have the meaning set forth in SECTION 9.3.

         (mm) "PROFITS" or "LOSSES" shall mean the Company's taxable income or loss determined in accordance with Code section 703(a) for each of its Accounting Periods, with the following adjustments:

                  (i) The Company shall (A) add to its taxable income or loss any of its income that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses, and (B) subtract from its taxable income or loss any expenditures under Code section 705(a)(2)(B) (or treated as such an expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in determining Profits or Losses.

                  (ii) In the event that the Company adjusts the Gross Asset Value of any Company asset pursuant to paragraph (ii), (iii) or (iv) of the definition of Gross Asset Value, the Company shall take into account the amount of such adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

                  (iii) The Company shall compute gain or loss resulting from any disposition of any Company asset with respect to which the Company recognizes gain or loss for federal income tax purposes by reference to the Gross Asset Value of the Company asset disposed of, notwithstanding that the adjusted tax basis of such Company asset differs from its Gross Asset Value.

                  (iv) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, the Company shall take into account Depreciation for such Accounting Period.

                  (v) For purposes of computing Profits or Losses, to the extent that, as a result of a distribution to a Member other than in liquidation of the Member's Interest, Regulations section 1.704-1(b)(2)(iv)(m)(4) requires an adjustment to the adjusted tax basis of any Company asset pursuant Code section 734(b) or Code section 743(b) to be taken into account in determining a Member's Capital Account, the Company shall treat the amount of the adjustment as an item of gain (to the extent the adjustment increases the tax basis of the asset) or loss (to the extent the adjustment decreases the tax basis of the asset) from the disposition of the asset.

                  (vi) Notwithstanding any other provision of this definition, in computing Profits or Losses, the Company shall not take into account any items of income, gain, expense or loss that it specially allocates pursuant to SECTION 11.3. The Company shall use rules analogous to those set forth in this definition to determine the amount items of income, gain, deduction or loss available for special allocation pursuant to SECTION 11.3.

         (nn)     "QUALIFIED APPRAISER" shall have the meaning set forth in
SECTION 9.3.

         (oo) "QUALIFIED PUBLIC OFFERING" means an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Shares in which the aggregate net cash proceeds of the offering to the Company and any selling Members in the offering equal or exceed $25,000,000.

         (pp) "REGULATIONS" shall mean Treasury Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

         (qq)     "SECTION 754 ELECTION" shall have the meaning set forth in
SECTION 10.6.

         (rr)     "SELLING MEMBER" shall have the meaning set forth in
SECTION 2.1.

         (ss)     "SERVICES AGREEMENTS" shall have the meaning set forth in
SECTION 5.6.

         (tt)     "SHARES" shall have the meaning set forth in SECTION 2.1.

         (uu) "SUBSTITUTE ALLOCATION" shall mean any allocation made pursuant to SECTION 11.3.

         (vv)     "THIRD PARTY" shall have the meaning set forth in SECTION 9.3.

         (ww) "TRANSFER" means to sell assign, transfer or otherwise dispose of any of the Shares.

         (xx)     "WARRANT" shall have the meaning set forth in SECTION 3.1.

                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.1 APPLICABLE LAW. This Agreement shall be governed by, construed under, and enforced and interpreted in accordance with, the laws of the State of Georgia, without giving effect to its rules governing choice of law.

         16.2 DISPUTE RESOLUTION. The parties endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the Arbitration Rules of the AAA. Unless otherwise agreed by the parties in writing, any arbitration proceeding shall take place in metropolitan Atlanta, Georgia. Notwithstanding any provision of this Agreement relating to which state laws govern this Agreement, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by the Federal Arbitration Act and the federal common law of arbitration. There will be three
(3) arbitrators (the "ARBITRATION TRIBUNAL"), the first of which will be appointed by the claimant in its notice of arbitration, the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which will be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal and the AAA. Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be final, binding and non-appealable.

         16.3 NOTICES. All notices and other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set forth below:

         To the Company:   Return.com Online, LLC
                           6655 Sugarloaf Parkway
                           Duluth, Georgia  30097
                           Attn:  Scott D. Dorfman
                           Facsimile:  (678) 475-5840

         To Innotrac:      Innotrac Corporation
                           6655 Sugarloaf Parkway
                           Duluth, Georgia  30097
                           Attn:  Scott D. Dorfman
                           Facsimile: (678) 475-5840

         To MBE:           Mail Boxes Etc. USA, Inc.
                           6060 Cornerstone Court, West
                           San Diego, California  92121-3795
                           Attn:  Thomas K. Herskowitz
                           Facsimile:  (858) 625-3196

Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this SECTION 16.3 on the date of such facsimile), or three days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery or postal service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. Any party may change the address or facsimile number to which notices or other communications to such party shall be delivered, mailed or transmitted by giving notice thereof to the other parties hereto in the manner provided herein.

         16.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreement between them respecting the subject matter of this Agreement. There are no representations, arrangements, understandings or agreements, oral or written, between the parties hereto relating to the subject matter of this Agreement, except those fully expressed in this Agreement.

         16.5 NO PARTNERSHIP. The Members intend that the Company be taxable as a partnership for federal and state income tax purposes. Certain of the definitions contained in this Agreement are a derivative of or refer to applicable partnership provisions of the Code and Regulations. In no event shall any such definition or any reference to any such provision give rise to an inference that the Company is not a limited liability company pursuant to the Act.

         16.6 CREDITORS NOT BENEFITED. Nothing contained in this Agreement shall be intended or shall be deemed to benefit any creditor of the Company or of any Holder, and no creditor of the Company shall be entitled to require the Company or the Holders to solicit or accept any Capital Contribution for the Company or to enforce any right that the Company or any Holder may have against any Holder under this Agreement or otherwise.

         16.7 SEVERABILITY. If any provision of this Agreement is held illegal or unenforceable, the Members hereby covenant and agree that such provision shall be absolutely and completely severable from all other provisions of this Agreement and such other provisions shall constitute the agreement of the Members with respect to the subject matter of this Agreement.

         16.8 SUCCESSORS. Subject to the provisions of this Agreement imposing limitations and conditions upon the transfer, sale or other disposition of the Shares in the Company, all the provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, successors, legal representatives and assigns of the parties hereto.

         16.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same agreement.

         16.10 SECTION HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

         16.11    TIME. Time is of the essence of this Agreement.

         16.12 USAGE. All pronouns used in this Agreement shall include the neuter, masculine, and feminine genders, and all words imparting the singular number hereunder shall include the plural number, and vice versa, as the context requires.

         16.13 CONSENT. Any approval or consent required to be given under this Agreement may be evidenced by one or more written consents, unless otherwise required by law or this Agreement.

         16.14 WAIVER. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         16.15 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that a breach or threatened breach of any of the terms of this Agreement would result in material and irreparable damage to the other parties and that it would be impossible to measure in monetary terms the damages that would accrue upon a breach hereof. Therefore, the parties acknowledge and agree that any non-breaching party shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of a breach or threatened breach of any of the terms contained in this Agreement, and each party hereby waives the claim or defense that any other party hereto has an adequate remedy at law.

                  [Remainder of page intentionally left blank.
                            Signature page follows.]

         IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this Agreement as of the date first set forth above.


                                       MEMBERS:
(CORPORATE SEAL)
                                       RETURN.COM ONLINE, LLC

Attest: /s/ David L. Gamsey


                                       By: /s/ Scott Dorfman
                                           ------------------------------
                                           Name:  SCOTT DORFMAN
                                           Its:  Chairman


                                       Return.com Online, LLC
                                       6655 Sugarloaf Parkway
                                       Duluth, Georgia 30097
                                       Facsimile: (678) 475-5840


                                       INNOTRAC CORPORATION
(CORPORATE SEAL)



Attest: /s/ David L. Gamsey            By: /s/ Scott Dorfman
                                           ------------------------------
                                           Name:  SCOTT DORFMAN
                                           Its:  CEO/President

                                       Innotrac Corporation
                                       6655 Sugarloaf Parkway
                                       Duluth, Georgia 30097
                                       Facsimile:  (678) 475-5840


                                       MAIL BOXES ETC., USA, INC.
(CORPORATE SEAL)



Attest: /s/ Bruce Rosenberg            By: /s/ Thomas K. Herskowitz
                                           ------------------------------
                                           Name:  THOMAS K. HERSKOWITZ
                                           Its:  CFO/CRO

                                           Mail Boxes Etc. USA, Inc.
                                           6060 Cornerstone Court, West
                                           San Diego, California 92121-3795
                                           Facsimile:  (858) 625-3196

                                    EXHIBIT A

                      CAPITAL CONTRIBUTIONS; SHARES ISSUED

MEMBER OR NON-MEMBER TRANSFEREE              CAPITAL CONTRIBUTION           SHARES ISSUED
-------------------------------              --------------------           -------------
INNOTRAC                                         $6,740,000.00                20,000,000
MBE                                              $4,490,666.50                13,333,333(1)

---------------
(1) Includes 10,000,000 shares issued contemporaneously with the execution of this Operating Agreement. See Section 3.1.

                                    EXHIBIT C

                                COMPANY OFFICERS


Scott D. Dorfman               Chairman

Lee Waters                     President

Joel Holtzman                  Senior Vice President, Business Development

Connie Siewert                 Vice President, Marketing

Christopher Shaw               Vice President, Information Technology

David Gamsey                   Chief Financial Officer, Secretary, and Treasurer

Gerda Dale                     Assistant Secretary